     As filed with the Securities and Exchange Commission on April 1, 1996.

                                                  Registration No.
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)

             Delaware                          94-1499887
      ----------------------             ------------------------
  (State of other jurisdiction of           (I.R.S. Employer
   incorporation or organization)          Identification No.)

      120 North Redwood Drive
      San Rafael, California                     94903
      ----------------------             ------------------------
       (Address of Principal                   (Zip Code)
         Executive Offices)

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                          1992 LONG-TERM INCENTIVE PLAN
                          -----------------------------
                            (Full title of the plan)
                                                Copy to:
      PETER L. McCORKELL, ESQ.
  Senior Vice President, Secretary        BLAIR W. WHITE, ESQ.
        and General Counsel           Pillsbury Madison & Sutro LLP
      FAIR, ISAAC AND COMPANY,            Post Office Box 7880
            INCORPORATED              San Francisco, CA 94120-7880
      120 North Redwood Drive                (415) 983-1000
                                    --------------------------------
        San Rafael, CA 94903
          (415) 472-2211
- -----------------------------------
    (Name, address and telephone
    number, including area code,
       of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
   Title of       Amount      Proposed Maximum   Proposed Maximum     Amount of
Securities To     To Be        Offering Price       Aggregate       Registration
Be Registered   Registered     Per Share(1)      Offering Price(1)      Fee(1)
- --------------------------------------------------------------------------------
 Common Stock  1,000,000 shares    $30.375        $30,375,000        $10,474.21
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the last sale price as reported on the NASDAQ Stock Market on March 28, 1996.

                                _________________
     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
- --------------------------------------------------------------------------------

                   PART II - INFORMATION REQUIRED PURSUANT TO
                   ------------------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement relates to the registration of the offer and sale of 1,000,000 additional shares of Common Stock under the Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan. Pursuant to General Instruction E of Form S-8, the contents of Part I and Part II (excluding Item 8 thereof) of the Registrant's Registration Statement on Form S-8 with respect to such plan (Commission File No. 33-63428) are incorporated herein by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

     (2) The information with regard to the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 0-16439) filed with the Commission pursuant to Section 12 of the Securities and Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

     (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act.

     (4) All other reports filed by the Registrant since September 30, 1995 with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.   Exhibits.
- ------    --------

          See Index to Exhibits on page 5.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registra-tion Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on March 29, 1996.

                                         FAIR, ISAAC AND COMPANY, INCORPORATED



                                         By       /s/PETER L. MCCORKELL
                                            ---------------------------------
                                                  Peter L. McCorkell
                                            Senior Vice President, Secretary
                                                   and General Counsel


                                POWER OF ATTORNEY
                                -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PETER L. McCORKELL his true and lawful attorney-in-fact, with full power of substitution, for him, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

           Signature                     Title                        Date
           ---------                     -----                        ----


    /s/LARRY E. ROSENBERGER       President, Chief Executive     March 29, 1996
- -----------------------------
     Larry E. Rosenberger         Officer (Principal Executive
                                  Officer) and Director

    /s/GERALD DE KERCHOVE         Executive Vice President,      March 29, 1996
- -----------------------------
     Gerald de Kerchove           Chief Financial Officer
                                  (Principal Financial Officer)

    /s/PATRICIA COLE               Controller (Principal         March 29, 1996
- -----------------------------
     Patricia Cole                Accounting Officer)


    /s/ROBERT D. SANDERSON                 Director               March 29, 1996
- -----------------------------
     Robert D. Sanderson

    /s/JOHN D. WOLDRICH                    Director               March 29, 1996
- -----------------------------
     John D. Woldrich


    /s/H. ROBERT HELLER                    Director               March 29, 1996
- -----------------------------
     H. Robert Heller


    /s/GUY R. HENSHAW                      Director               March 29, 1996
- -----------------------------
     Guy R. Henshaw


    /s/DAVID S.P. HOPKINS                  Director               March 29, 1996
- -----------------------------
     David S.P. Hopkins


    /s/ROBERT M. OLIVER                    Director               March 29, 1996
- -----------------------------
     Robert M. Oliver


    /s/BRYANT J. BROOKS                    Director               March 29, 1996
- -----------------------------
     Bryant J. Brooks

                                INDEX TO EXHIBITS
                                -----------------


                                                   Sequentially
Exhibit                                              Numbered
Number     Exhibit                                     Page
- ------     -------                                 ------------

 5.1       Opinion of Pillsbury Madison & Sutro           6
           LLP as to the legality of the
           securities being registered.

23.1       Consent of Pillsbury Madison & Sutro           6
           LLP (included in Exhibit 5.1).

23.2       Consent of KPMG Peat Marwick LLP.              7

24.1       Power of Attorney (see page 3).                3